Exhibit 99.1
LegalZoom Reports Third Quarter 2024 Financial Results
•Third quarter subscription revenue of $110.7 million, an increase of 5% year-over-year

•Meaningful preliminary progress towards initiatives to grow subscription business; 300 basis point increase in subscription revenue mix year-over-year

•Record third quarter Net Income of $11.1 million and Net Income margin of 7%

•Record third quarter Adjusted EBITDA of $47.1 million and Adjusted EBITDA margin of 28%

•Share repurchases of $24.7 million reduced outstanding shares by 2%; increased existing share repurchase authorization by $40.0 million to total $215.0 million subsequent to quarter end
MOUNTAIN VIEW, California – November 6, 2024 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its third quarter ended September 30, 2024.
“I am pleased with the early strides we are making against our key execution priorities,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “During the quarter, we made progress in reorienting our commercialization and sales efforts to subscription offerings and updating our pricing to better reflect the value we provide. As we focus our efforts on our core legal and compliance offerings for small businesses and consumers, our goal is to attract high-value customers who will grow alongside LegalZoom.”
Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer said, “Our strong execution drove third quarter results at or above the high-end of our outlook. We achieved a 28% Adjusted EBITDA margin driven by a higher mix of subscription revenue as well as lower expenses related to testing initiatives and our restructuring efforts. Looking ahead, we remain committed to investing in our business to drive efficient growth and operational improvements while driving durable margin expansion over time.”
Third Quarter 2024 Highlights
•Revenue was $168.6 million for the quarter, up 1% year-over-year:
◦Transaction units increased 8% year-over-year; transaction revenue of $57.9 million decreased 7% year-over-year.
◦Subscription units increased 10% year-over-year; subscription revenue of $110.7 million grew 5% year-over-year.
•Net income was $11.1 million for the quarter, or 7% of revenue, compared to net income of $7.5 million, or 5% of revenue, for the same period in 2023.
•Non-GAAP net income was $29.7 million for the quarter compared to Non-GAAP net income of $23.3 million in the same period in 2023.
•Adjusted EBITDA was $47.1 million for the quarter, or 28% of revenue, compared to $33.7 million, or 20% of revenue, for the same period in 2023.
•Cash flow provided by operating activities was $31.6 million for the quarter compared to $27.4 million for the same period in 2023.
•Free cash flow was $22.0 million for the quarter compared to $19.4 million for the same period in 2023.
•Repurchased 3.8 million shares of common stock for a total cost of $24.7 million, at an average price of $6.56 per share.
•Cash and cash equivalents were $112.5 million as of September 30, 2024 compared to $225.7 million as of December 31, 2023.

Third Quarter 2024 Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended September 30,		% Growth	Nine Months Ended September 30,		% Growth
			(Decline)			(Decline)
	2024	2023	YOY	2024	2023	YOY
Total revenue	$168,599	$167,274	1%	$520,175	$502,064	4%
Transaction revenue	$57,879	$61,967	(7%)	$192,733	$195,857	(2%)
Subscription revenue	$110,720	$105,307	5%	$327,442	$306,207	7%
Gross profit	$113,884	$108,061	5%	$333,467	$318,708	5%
Gross margin	68%	65%	5%	64%	63%	2%
Net Income	$11,051	$7,534	47%	$17,109	$6,571	160%
Net income margin	7%	5%	40%	3%	1%	200%
Net Income per share — basic:	$0.06	$0.04	50%	$0.09	$0.03	200%
Net Income per share — diluted:	$0.06	$0.04	50%	$0.09	$0.03	200%
Net cash provided by operating activities	$31,613	$27,441	15%	$93,053	$101,814	(9%)
Non-GAAP Financial Measures
Non GAAP net income	$29,699	$23,308	27%	$66,853	$56,341	19%
Non GAAP net income per share — basic:	$0.17	$0.12	42%	$0.37	$0.29	28%
Non GAAP net income per share — diluted:	$0.17	$0.12	42%	$0.36	$0.29	24%
Adjusted EBITDA	$47,096	$33,740	40%	$103,910	$85,253	22%
Adjusted EBITDA margin	28%	20%	40%	20%	17%	18%
Free cash flow	$21,975	$19,448	13%	$64,064	$78,594	(18%)
Key Business Metrics
Transaction units	255	237	8%	883	828	7%
Business formations	113	137	(18%)	386	468	(18%)
Average order value (AOV)	$227	$262	(13%)	$218	$236	(8%)
Subscription units at period end	1,717	1,568	10%	1,717	1,568	10%
Average revenue per subscription unit (ARPU) at period end	$264	$267	(1%)	$264	$267	(1%)
Certain percentages may not recalculate due to rounding.
Financial Outlook
For the fourth quarter ending December 31, 2024, LegalZoom currently expects:
•Revenue in the range of $158 million to $162 million
•Adjusted EBITDA in the range of $40 million to $44 million
LegalZoom has updated its full-year financial outlook to reflect three quarters of financial results as well as the Company’s latest expectations for Census EIN application trends and current business initiatives. For the full year ending December 31, 2024, LegalZoom currently expects:
•Revenue in the range of $678 million to $682 million
•Adjusted EBITDA in the range of $144 million to $148 million
•Free cash flow in the range of $80 million to $85 million

Webcast and Conference Call Information
A webcast and conference call to discuss third quarter 2024 results is scheduled for today, November 6, 2024, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; our ability to remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the Securities and Exchange Commission, or SEC, on August 7, 2024, as well as those factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, LegalZoom delivers comprehensive legal and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, LegalZoom supports millions of small business owners and their families throughout the entrepreneurial journey. Founded on the belief that everyone should have affordable access to legal and financial expertise, LegalZoom empowers entrepreneurs to make their dream a reality. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$112,477	$225,719
Accounts receivable, net	11,518	11,738
Prepaid expenses and other current assets	20,491	15,159
Current assets held for sale	22,722	22,722
Total current assets	167,208	275,338
Property and equipment, net	59,692	48,232
Goodwill	63,318	63,318
Intangible assets, net	9,919	13,735
Operating lease right-of-use assets	7,352	8,518
Deferred income taxes	31,734	29,015
Available-for-sale debt securities	1,386	1,159
Other assets	8,232	8,503
Total assets	$348,841	$447,818
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,922	$32,282
Accrued expenses and other current liabilities	57,027	61,678
Deferred revenue	185,795	167,951
Operating lease liabilities	1,876	2,052
Total current liabilities	272,620	263,963
Operating lease liabilities, non-current	6,171	6,966
Deferred revenue	427	490
Other liabilities	9,485	7,565
Total liabilities	288,703	278,984
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2024 and December 31, 2023, none issued or outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 173,174 shares and 188,538 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	174	189
Additional paid-in capital	1,140,852	1,101,474
Accumulated deficit	(1,079,917)	(933,061)
Accumulated other comprehensive (loss) income	(971)	232
Total stockholders’ equity	60,138	168,834
Total liabilities and stockholders’ equity	$348,841	$447,818

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$168,599	$167,274	$520,175	$502,064
Cost of revenue	54,715	59,213	186,708	183,356
Gross profit	113,884	108,061	333,467	318,708
Operating expenses:
Sales and marketing	46,287	51,071	160,170	164,746
Technology and development	23,179	21,491	72,934	61,074
General and administrative	28,149	25,243	77,893	78,683
Total operating expenses	97,615	97,805	310,997	304,503
Income from operations	16,269	10,256	22,470	14,205
Interest expense	(72)	(68)	(245)	(239)
Interest income	1,345	2,691	6,547	6,596
Other (expense) income, net	1,741	(882)	1,845	436
Income before income taxes	19,283	11,997	30,617	20,998
Provision for income taxes	8,232	4,463	13,508	14,427
Net income	$11,051	$7,534	$17,109	$6,571
Net income per share — basic:	$0.06	$0.04	$0.09	$0.03
Net income per share — diluted:	$0.06	$0.04	$0.09	$0.03
Weighted-average shares used to compute net income per share — basic:	174,862	191,033	182,551	191,222
Weighted-average shares used to compute net income per share — diluted:	176,353	197,454	185,374	194,953

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$17,109	$6,571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,291	18,061
Amortization of right-of-use assets	1,848	2,011
Amortization of debt issuance costs	170	170
Stock-based compensation	49,486	51,005
Deferred income taxes	(741)	10,818
Change in fair value of contingent consideration	—	(836)
Unrealized foreign exchange (gain) loss	(1,277)	(179)
Other	49	(39)
Changes in operating assets and liabilities:
Accounts receivable	220	(946)
Prepaid expenses and other current assets	(5,321)	(785)
Other assets	58	345
Accounts payable	(3,736)	5,992
Accrued expenses and other liabilities	(6,175)	(992)
Operating lease liabilities	(1,654)	(1,723)
Income tax payable	(52)	16
Deferred revenue	17,778	12,325
Net cash provided by operating activities	93,053	101,814
Cash flows from investing activities
Purchase of property and equipment	(28,989)	(23,220)
Other	—	38
Net cash used in investing activities	(28,989)	(23,182)
Cash flows from financing activities
Repayment of capital lease obligations	(19)	(27)
Repurchase of common stock	(161,959)	(54,873)
Shares surrendered for settlement of minimum statutory tax withholding	(17,216)	(6,353)
Proceeds from issuance of stock under employee stock plans	1,862	5,690
Net cash used in financing activities	(177,332)	(55,563)
Effect of exchange rate changes on cash and cash equivalents	26	(4)
Net (decrease) increase in cash and cash equivalents	(113,242)	23,065
Cash and cash equivalents, at beginning of the period	225,719	189,082
Cash and cash equivalents, at end of the period	$112,477	$212,147
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$11,051	$7,534	$17,109	$6,571
Interest expense	72	68	245	239
Interest income	(1,345)	(2,691)	(6,547)	(6,596)
Provision for income taxes	8,232	4,463	13,508	14,427
Depreciation and amortization	9,195	6,655	25,291	18,061
Other (income) expense, net	(1,741)	882	(1,845)	(436)
Stock-based compensation	15,715	15,582	49,486	51,005
Restructuring costs(1)	5,917	68	6,663	803
Certain non-recurring expenses(2)	—	1,179	—	1179
Adjusted EBITDA	$47,096	$33,740	$103,910	$85,253
Net income margin	7%	5%	3%	1%
Adjusted EBITDA margin	28%	20%	20%	17%
(1)     For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.
(2)    For 2023, certain non-recurring expenses included costs incurred in conjunction with the secondary offering of 16,100,000 shares of our common stock by a selling stockholder during the three months ended September 30, 2023.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Reconciliation of Net income to Non-GAAP net income
Net income	$11,051	$7,534	$17,109	$6,571
Amortization of acquired intangible assets	1,275	1,292	3,816	3,874
Stock-based compensation	15,715	15,582	49,486	51,005
Restructuring costs(1)	5,917	68	6,663	803
Certain non-recurring expenses(2)	—	1,179	—	1,179
Income tax effects (3)	(4,259)	(2,347)	(10,221)	(7,091)
Non-GAAP net income	$29,699	$23,308	$66,853	$56,341
Net income margin	7%	5%	3%	1%
Non-GAAP net income margin	18%	14%	13%	11%
Net income per share — basic	$0.06	$0.04	$0.09	$0.03
Net income per share — diluted	$0.06	$0.04	$0.09	$0.03
Non-GAAP net income per share — basic	$0.17	$0.12	$0.37	$0.29
Non-GAAP net income per share — diluted	$0.17	$0.12	$0.36	$0.29
Weighted-average shares used to compute net income per share — basic	174,862	191,033	182,551	191,222
Weighted-average shares used to compute net income per share — diluted	176,353	197,454	185,374	194,953
Weighted-average shares used to compute Non-GAAP net income per share — basic	174,862	191,033	182,551	191,222
Weighted-average shares used to compute Non-GAAP net income per share — diluted	176,353	197,454	185,374	194,953
(1)For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.
(2)For 2023, certain non-recurring expenses included costs incurred in conjunction with the secondary offering of 16,100,000 shares of our common stock by a selling stockholder during the three months ended September 30, 2023.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$29,699	$23,308	$66,853	$56,341
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share — basic:	174,862	191,033	182,551	191,222
Effect of potentially dilutive securities:
Options to purchase common stock	114	2,699	986	1,347
RSUs	1,377	3,702	1,827	2,372
Employee stock purchase plan	—	20	10	12
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	176,353	197,454	185,374	194,953
Non-GAAP net income per share — basic	$0.17	$0.12	$0.37	$0.29
Non-GAAP net income per share — diluted	$0.17	$0.12	$0.36	$0.29
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$31,613	$27,441	$93,053	$101,814
Purchase of property and equipment	(9,638)	(7,993)	(28,989)	(23,220)
Free cash flow	$21,975	$19,448	$64,064	$78,594